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                                  Exhibit 21
                                  ----------


                  Subsidiaries of Mahaska Investment Company



                                                           State or Other
                                        Name Under         Jurisdiction
                                        Which Doing        in which
Subsidiary Name                         Business           Incorporated
---------------                         -----------        ------------

Mahaska State Bank                      ----               Iowa

Central Valley Bank                     ----               United States

On-Site Credit Services, Inc.           ----               Iowa

Pella State Bank                        ----               Iowa

Midwest Federal Savings and Loan        ----               United States
Association of Eastern Iowa